EXHIBIT 99.1


            Bank of America National Trust and Savings Association
                 Directors and Executive Officers Information

     The following table sets forth the names, addresses and principal occupations of the executive officers and directors of BankAmerica Corporation (directors are indicated by asterisk). Each such person is a citizen of the United States.

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
  *Joseph F.             1955 North Surveyor Avenue                       Chairman of the Board
  Alibrandi              Simi Valley, CA  93063                           Whittaker Corporation
                                                                          Simi Valley, CA
                                                                          (principal business:  aerospace manufacturing)

  *Jill E.               333 Continental Blvd.                            President Chief Operating Officer
  Barad                  15th Floor                                       Mattel, Inc.
                         El Segundo, CA  90245                            El Segundo, CA
                                                                          (principal business:  toy maker)

  *Peter B. Bedford      270 Lafayette Circle                             Chairman of the Board and Chief Executive Officer
                         Lafayette, CA  94549                             Bedford Property Investors, Inc.
                                                                          Lafayette, CA
                                                                          (principal business:  real estate investment trust)
  *Andrew F. Brimmer     4400 MacArthur Blvd., N.W.                       President
                         Suite 302                                        Brimmer & Company, Inc.
                         Washington, D.C.  2007                           Washington, D.C.
                                                                          (principal business:  economic and financial
                                                                          consulting)

  Kathleen J. Burke      555 California Street                            Vice Chairman and Personnel
                         40th Floor                                       Relations Officer
                         San Francisco, CA  94104                         BankAmerica Corporation
                                                                          San Francisco, CA
                                                                          (principal business:  banking and finance)

  *Richard A. Clarke     123 Mission St., Room H17F                       Retired Chairman of the Board and Chief Executive
                         San Francisco, CA  94106                         Officer
                                                                          Pacific Gas & Electric Company
                                                                          San Francisco, CA
                                                                          (principal business:  gas and electric utility)
  *David A.              555 California Street                            Chairman, President and Chief Executive Officer
  Coulter                40th Floor                                       BankAmerica Corporation
                         San Francisco, CA  94104                         San Francisco, CA
                                                                          (principal business:  banking and finance)

  *Timm F. Crull         c/o Hallmark Cards, Inc.                         Retired Chairman
                         1024 E. Balboa Blvd.                             Nestle USA, Inc.
                         Newport Beach, CA  92661                         Glendale, CA
                                                                          (principal business:  food and related products
                                                                          processing)
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  *Kathleen Feldstein    147 Clifton Street                               President
                         Belmont, MA  02178                               Economics Studies, Inc.
                                                                          Belmont, MA
                                                                          (principal business:  economics consulting)

  *Donald E. Guinn       Pacific Telesis Center                           Chairman Emeritus
                         130 Kearny St., Room 3704                        Pacific Telesis Group
                         San Francisco, CA  94108                         San Francisco, CA
                                                                          (principal business: telecommunications)

  Luther S. Helms        555 California Street                            Vice Chairman
                         40th Floor                                       BankAmerica Corporation
                         San Francisco, CA  94104                         San Francisco, CA
                                                                          (principal business:  banking and finance)
  *Frank L.              2726 Shelter Island Dr.                          Consulting Architect
  Hope                   Suite 250                                        San Diego, CA
                         San Diego, CA  92106                             (principal business: architecture)

  Ignacio E. Lozano,     411 West Fifth Street, 12th Floor                Chairman
  Jr.                    Los Angeles, CA  90013                           La Opinion
                                                                          Los Angeles, CA
                                                                          (principal business: newspaper publishing)

  *Walter E. Massey      Office of the President                          President
                         830 Westview Drive, S.W.                         Morehouse College
                         Atlanta, GA  30314                               Atlanta, CA
                                                                          (principal business:  education)
  Jack L.                555 California Street                            Vice Chairman
  Meyers                 40th Floor                                       BankAmerica Corporation
                         San Francisco, CA  94104                         San Francisco, CA
                                                                          (principal business:  banking and finance)

  Michael J.             555 California Street                            Vice Chairman
  Murray                 40th Floor                                       BankAmerica Corporation
                         San Francisco, CA  94104                         San Francisco, CA
                                                                          (principal business:  banking and finance)

  Michael E. O'Neill     55 California Street                             Vice Chairman and Chief Financial Officer
                         40th Floor                                       BankAmerica Corporation
                         San Francisco, CA  94104                         San Francisco, CA
                                                                          (principal business:  banking and finance)

  Thomas E. Peterson     555 California Street                            Vice Chairman
                         40th Floor                                       BankAmerica Corporation
                         San Francisco, CA  94104                         San Francisco, CA
                                                                          (principal business:  banking and finance)


  *John M. Richman       227 West Monroe Street                           Of Counsel to the law firm of Wachtell, Lipton,
                         Suite 4825                                       Rosen & Katz
                         Chicago, IL  60606                               Chicago, IL
                                                                          (principal business:  law)

  *Richard M.            555 California Street                            Retired Chairman and Chief Executive Officer
  Rosenberg              5th Floor                                        BankAmerica Corporation
                         San Francisco, CA  94104                         San Francisco, CA
                                                                          (principal business:  banking and finance)

  Michael E. Rossi       555 California Street                            Vice Chairman
                         40th Floor                                       BankAmerica Corporation
                         San Francisco, CA  94104                         San Francisco, CA
                                                                          (principal business:  banking and finance)

  A. Michael Spence      Memorial Way, Room 140                           Dean of Graduate School of Business
                         Stanford, CA  94305                              Stanford University
                                                                          Stanford, CA
                                                                          (principal business:  education)

  Martin A.              555 California Street                            Vice Chairman
  Stein                  40th Floor                                       BankAmerica Corporation
                         San Francisco, CA  94104                         San Francisco, CA
                                                                          (principal business:  banking and finance)

  *Solomon D.            1801 California Street                           President and Chief Executive Officer
  Trujillo               52nd Floor                                       US West Communications Group
                         Denver, CO  80202                                Denver, CO
                                                                          (principal business:  communications)


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